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                                                                    EXHIBIT 24.2

                               POWER OF ATTORNEY


THE STATE OF TEXAS
                                        KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS



     That the undersigned, Maxus Energy Corporation, hereby constitutes and appoints Lynne P. Ciuba, H. R. Smith and David A. Wadsworth, and each of them the true and lawful attorney or attorneys-in-fact with full power of substitution and resubstitution, to sign on the Corporation's behalf the Form 10-K Annual Report of the Corporation, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, for fiscal year ended December 31, 1996, and to sign any or all amendments to such Form 10-K, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney or attorneys-in-fact, and to each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.


                                        MAXUS ENERGY CORPORATION



                                           /s/Roberto Monti
                                        ----------------------------------------
                                        Roberto Monti
                                        President and Chief Executive
                                         Officer


January  2 , 1997
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